_______________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
August 17, 2017
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)
(818) 560-1000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
The Company has amended the employment agreements of Alan N. Braverman, Kevin A. Mayer and Christine M. McCarthy and entered into a new employment agreement with Jayne Parker (the “Executives”), pursuant to which each Executive has agreed to extend the term of his/her employment with the Company.
The new employment agreement for Ms. Parker (the “Parker Agreement”) was entered into on August 15, 2017 and has a stated term commencing as of August 20, 2017 and ending on June 30, 2021.
Under the Parker Agreement, Ms. Parker will serve as the Senior Executive Vice President, Chief Human Resources Officer of the Company. The Parker Agreement provides that Ms. Parker will receive an annual salary of $975,000, commencing as of August 20, 2017, and that for each year thereafter the annual salary for Ms. Parker will be determined by the Company in its sole discretion but shall not be less than $975,000. The Parker Agreement provides that Ms. Parker is also eligible for an annual, performance-based bonus under the Company’s applicable annual incentive plan (currently, the Company’s Management Incentive Bonus Program) and that the Compensation Committee will set a target bonus each year of not less than 140% of the annual base salary for Ms. Parker in effect at the end of the preceding fiscal year. The actual amount payable to Ms. Parker as an annual bonus will be dependent upon the achievement of performance objectives, which will be substantially the same as the objectives established under the plan for other executive officers of the Company. Depending on performance, the actual amount payable as an annual bonus to Ms. Parker may be less than, greater than or equal to the stated target bonus (and could be zero).
The Parker Agreement also provides that Ms. Parker is entitled to participate in the Company’s equity-based long-term incentive plans and programs generally made available to executive officers of the Company and that for each fiscal year during the term of the Agreement, Ms. Parker will be granted a long-term incentive award having a target value of not less than three times her annual base salary at the end of the preceding fiscal year. These awards will be subject to substantially the same terms and conditions (including vesting and performance conditions) as will be established for other executive officers of the Company in accordance with the Board’s policies for the grant of equity-based awards, as in effect at the time of the award, and do not guarantee Ms. Parker any minimum amount of compensation. The actual amounts payable to Ms. Parker in respect of such opportunities will be determined based on the extent to which any performance conditions and/or service conditions applicable to such awards are satisfied and on the value of the Company’s stock. Accordingly, Ms. Parker may receive compensation in respect of any such award that is greater or less than the stated target value, depending on whether, and to what extent, the applicable performance and other conditions are satisfied, and on the value of the Company’s stock.
Under the Parker Agreement, Ms. Parker is entitled to participate in employee benefits and perquisites generally made available to executive officers of the Company.
Ms. Parker’s employment may be terminated by the Company for “cause,” which is defined to include gross negligence, gross misconduct, willful nonfeasance or a willful material breach of the Agreement.
Ms. Parker has the right to terminate her employment for “good reason,” which is defined as (i) a reduction in any of her base salary, annual target bonus opportunity or annual target long-term incentive award opportunity; (ii) removal from the position of Senior Executive Vice President, Chief Human Resources Officer; (iii) a material reduction in her duties and responsibilities; (iv) the assignment to her of duties that are materially inconsistent with her position or duties or that materially impair her ability to function in her current position or any other position in which she is then serving; (vi) relocation of her principal office to a location that is more than 50 miles outside of the greater Los Angeles area; or (vii) a material breach of any material provision of the Agreement by the Company. Following a change in control of the Company, as defined in the Company’s stock plans, good reason also includes any event that is a triggering event as defined in the plans. A triggering event is defined to include a termination of employment by the Company other than for “cause” or a termination of employment by the participant following a reduction in position, pay or other “constructive termination.”

In the event that Ms. Parker’s employment is terminated by the Company without “cause” or by Ms. Parker for “good reason,” she will be entitled to termination benefits, which include the following: (i) a lump sum payment of the base salary that would have been payable over the remaining term of the Agreement, (ii) a pro-rated bonus for the year of termination (any prior-year bonus not yet paid at time of termination is also paid), and (iii) the outstanding unvested stock options and outstanding unvested restricted stock unit awards that could vest in accordance with their scheduled vesting provisions if Ms. Parker’s employment had continued through the remaining term of the Agreement will be eligible to vest at the same time and subject to the same performance conditions as though she continued in the Company’s employ, and all stock options, whether vested on date of termination or vesting thereafter as described above, shall vest and remain exercisable to the same extent as if her employment had continued through the term of the Agreement. However, the Agreement provides that, unless necessary to preserve the tax deductibility of the compensation payable in respect of restricted stock units, the Company will waive any performance conditions related to performance in future fiscal years that were imposed primarily to permit the Company to claim a tax deduction for the compensation payable in respect of such units.
To qualify for the foregoing cash severance benefit, pro-rated bonus (and prior-year bonus, if not already paid), opportunity to vest in unvested equity awards available under each Agreement and extended exercisability of stock options following an involuntary termination by the Company without cause, or a termination by Ms. Parker for good reason, she must execute a release in favor of the Company and agree to provide the Company with certain consulting services for a period of six months after her termination (or, if less, for the remaining term of the Agreement). Additionally, during the period of these consulting services, Ms. Parker must also agree not to provide any services to entities that compete with any of the Company’s business segments.
On August 15, 2017 and (with respect to the McCarthy Amendment) August 16, 2017, and effective as of August 20, 2017, the Company amended the September 27, 2013 employment agreement with Mr. Braverman, as amended on February 3, 2015 (the “Braverman Amendment”), the July 1, 2015 employment agreement with Mr. Mayer (the “Mayer Amendment”), and the July 1, 2015 employment agreement with Ms. McCarthy (the “McCarthy Amendment”). Under the Braverman Amendment, Mr. Braverman’s stated term was extended from March 31, 2018 to July 2, 2019 and under the Mayer and McCarthy Amendments, Mr. Mayer’s and Ms. McCarthy’s stated terms were extended from June 30, 2019 to June 30, 2021.
The Braverman Amendment also provides that, for each fiscal year during the remaining term of the Agreement, Mr. Braverman will be granted a long-term incentive award having a target value of not less than 225% of his annual base salary at the end of the preceding fiscal year.
The Mayer Amendment and McCarthy Amendment provide that Mr. Mayer and Ms. McCarthy will each receive an annual salary of $1,500,000, commencing as of August 20, 2017, and that for each year thereafter the annual salary will be determined by the Company in its sole discretion but shall not be less than $1,500,000. The Mayer Amendment and McCarthy Amendment also provide that for each fiscal year during the remaining term of the Agreement, Mr. Mayer and Ms. McCarthy will be granted a long-term incentive award having a target value of not less than three times his/her annual base salary at the end of the preceding fiscal year.
The Braverman, Mayer and McCarthy Amendments and the Parker Agreement provide that at the end of the respective employment term, the Company’s Chief Executive Officer will recommend to the Compensation Committee an annual cash bonus for the fiscal year in which the employment term ends based on the Executive’s contributions during such fiscal year.
The Mayer Amendment also provides that at the end of the employment term, the Company and Mr. Mayer will enter into a new one-year employment agreement through which Mr. Mayer will serve in a consulting role, with an annual salary of $200,000.
Except for the amended terms of the Braverman, Mayer and McCarthy Amendments noted above, the material terms of these Executives’ respective employment agreements remain unchanged.

The foregoing descriptions are qualified by reference to the terms of the Parker Agreement and the Braverman, Mayer and McCarthy Amendments, which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01 Exhibits

Exhibit 10.1	Employment Agreement dated August 15, 2017 between the Company and Jayne Parker.

Exhibit 10.2	Amendment dated August 15, 2017 to the Amended and Restated Employment Agreement, dated as of October 6, 2011, between the Company and Alan N. Braverman.

Exhibit 10.3	Amendment dated August 15, 2017 to the Amended and Restated Employment Agreement, dated as of July 1, 2015, between the Company and Kevin A. Mayer.

Exhibit 10.4	Amendment dated August 16, 2017 to the Amended and Restated Employment Agreement, dated as of July 1, 2015, between the Company and Christine M. McCarthy.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: August 17, 2017

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